EXHIBIT 4.1

GS MORTGAGE SECURITIES CORP.,

Depositor,

OCWEN LOAN SERVICING, LLC,

Servicer,

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

Custodian,

WELLS FARGO BANK, N.A.,

Custodian,

U.S. BANK NATIONAL ASSOCIATION,

Custodian,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

Trustee and Custodian

__________________________________

AMENDMENT NO. 1 dated as of
OCTOBER 19, 2007 TO THE

POOLING AND SERVICING AGREEMENT

DATED AS OF APRIL 1, 2006

__________________________________

GSAMP TRUST 2006-S3

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2006-S3

AMENDMENT NO. 1, dated as of October 19, 2007 (this “Amendment”), among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (“Ocwen” or the “Servicer”), THE BANK OF NEW YORK TRUST COMPANY, N.A. as successor in interest to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (“Bank of New York” and a “Custodian”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo” and a “Custodian”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank” and a “Custodian”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”) and as a custodian in connection with the Pooling and Servicing Agreement, dated as of April 1, 2006 (the “Agreement”), among the Depositor, the Servicer, the Custodians and the Trustee.  Capitalized terms not defined herein have the meanings assigned to them in the Agreement.

1.           This Amendment is effected pursuant to the first paragraph of Section 10.01 of the Agreement.

2.           Article I of the Agreement is hereby amended by deleting in its entirety the definition of “Released Loan” and replacing it with the following:

Released Loan: Any Charged Off Loan that is released by Ocwen to the Class X-1 Certificateholder pursuant to Section 3.15(b). Any Released Loan will no longer be an asset of any REMIC or the Trust Fund; provided that in accordance with the provisions of Section 3.15(b)(ii), any Repurchase Price paid by Freemont, Long Beach or the Purchaser, as applicable, with respect to a Released Loan shall be included in Available Funds and treated as a Subsequent Recovery.

3.           Article I of the Agreement is hereby amended by deleting in its entirety the definition of “Repurchase Price” and replacing it with the following:

Repurchase Price:  With respect to any Mortgage Loan (including any Released Loan in accordance with Section 3.15(b)(ii) hereof) repurchased by Long Beach or the Purchaser, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase, (iii) in the case of the Purchaser only, all unreimbursed Servicing Advances, (iv) (a) in the case of the Purchaser only, any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law or (b) in the case of Long Beach, any costs and damages incurred by the Trust in connection with the fact that such Mortgage Loan at the time it was made failed to comply with applicable federal, state or local predatory and abusive lending laws, to the extent such costs and damages result from a breach by Long Beach of the representation and warranty set forth in Section 3.1(h) or Section 3.1(tt) of the Long Beach Purchase Agreement, and (v) in the case of the Purchaser only, all expenses incurred by the Servicer, the Trust or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, expenses arising out of the Trustee’s or Servicer’s enforcement of the Purchaser’s repurchase obligations, to the extent not included in clause (iii).  With respect to any Mortgage Loan repurchased by Fremont (including any Released Loan in accordance with Section 3.15(b)(ii) hereof), the Repurchase Price as that term is defined in the Fremont Purchase Agreement.

4.           Article I of the Agreement is hereby amended by deleting in its entirety the definition of “Subsequent Recovery” and replacing it with the following:

Subsequent Recoveries:  (a) Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan and, in the case of a Charged Off Loan, prior to such Liquidated Mortgage Loan becoming a Released Loan or (b) any Repurchase Price paid by Fremont, Long Beach or the Purchaser, as applicable, after a Charged Off Loan becomes a Released Loan in accordance with Section 3.15(b)(ii) hereof.

5.           Article II of the Agreement is hereby amended by deleting in its entirety subsection (h) of Section 2.03 and replacing it with the following:

(h)  In the event that a Mortgage Loan (including any Released Loan) shall have been repurchased pursuant to this Agreement, the Fremont Agreements, the Long Beach Agreements or the Representations and Warranties Agreement, the Repurchase Price thereof shall be deposited in the Collection Account by the Servicer pursuant to Section 3.10 on or before the next Remittance Date and upon such deposit of the Repurchase Price, and receipt of a Request for Release in the form of Exhibit J hereto, the applicable Custodian shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the Servicer, and the applicable Custodian shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee.  It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing, together with satisfaction of any related indemnification obligations, shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Servicer or the Trustee on their behalf.

6.           Article III of the Agreement is hereby amended by deleting in its entirety subsection (b) of Section 3.15 and replacing it with the following:

(b)(i)  With respect to any Mortgage Loan that is 180 days delinquent, the Servicer shall charge off such delinquent Mortgage Loan.  Once a Mortgage Loan has been charged off, the Servicer will discontinue making P&I Advances, the Servicer will not be entitled to any additional servicing compensation in respect of such Charged Off Loan and the Charged Off Loan will give rise to a Realized Loss.  Any such Charged Off Loan will be released from the Trust Fund, will no longer be an asset of any REMIC, and will be transferred to the Class X-1 Certificateholders, without recourse, and thereafter, subject to clause (b)(ii) below, (i) the Class X-1 Certificateholder will be entitled to any amounts subsequently received in respect of any such Released Loan (other than as set forth in clause (b)(ii) below), (ii) the Class X-1 Certificateholder may designate any servicer to service any such Released Loan and (iii) the Class X-1 Certificateholder may sell any such Released Loan to a third party.  Once a Mortgage Loan is charged off and discharged from the Trust pursuant to this Section 3.15(b)(i), the Servicer shall not be obligated to service such Mortgage Loan.  The Servicer may cease any collection efforts with respect to such Mortgage Loan, and statements of account may no longer be sent to such Mortgagor.  The Servicer shall write off each charged off Mortgage Loan as bad debt.

(ii) With respect to any Charged Off Loan that is discharged from the Trust pursuant to this Section 3.15(b), in the event that Fremont, Long Beach or the Purchaser, as applicable, repurchases such Charged Off Loan due to a breach of a representation and warranty made by Fremont, Long Beach or the Purchaser, as applicable, with respect to such Charged Off Loan, or, due to an early payment default claim (to the extent such claim is held by the Trust) with respect to such Charged Off Loan, the Repurchase Price paid by Fremont, Long Beach or the Purchaser, as applicable, shall be deposited in the Collection Account by the Servicer pursuant to Section 3.10 on or before the next Remittance Date and included in Available Funds as a Subsequent Recovery.

7.           Conditions Precedent to this Amendment:  The following conditions precedent to the effectiveness of this Amendment have been fulfilled:

(a)  The prior notice of this Amendment required by Section 10.01 of the Agreement has been given by the Depositor to each of the Rating Agencies, currently Standard & Poor's, a Division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc., and the Trustee hereby acknowledges receipt of copies thereof.

(b)  The opinions of counsel required by Section 10.01 of the Agreement have been received by the Trustee.

8.           This Amendment is subject to the terms of the Agreement as modified and supplemented herein.  The Agreement continues in full force and effect as modified herein and provided therein.

The undersigned have executed this Amendment as of the date hereof.

GS MORTGAGE SECURITIES CORP.,
as Depositor

By:	/s/ Michelle Gill
Name:	Michelle Gill
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
solely as Trustee and Custodian and not in its individual capacity

By:	/s/ Hang Luu
Name:	Hang Luu
Title:	Authorized Signer

By:	/s/ Marion Hogan
Name:	Marion Hogan
Title:	Associate

OCWEN LOAN SERVICING, LLC,
as Servicer

By:	/s/ Richard Delgado
Name:	Richard Delgado
Title:	Authorized Representative

THE BANK OF NEW YORK TRUST COMPANY, N.A. as successor in interest to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Custodian

By:	/s/ Carolyn K. Brown
Name:	Carolyn K. Brown
Title:	Vice President

WELLS FARGO BANK, N.A.,
as Custodian

By:	/s/ Mary Hogan
Name:	Mary Hogan
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Custodian

By:	/s/ Saah T. Kemayah
Name:	Saah T. Kemayah
Title:	Vice President

PRIOR CONSENT HERETO IS HEREBY GIVEN:

GOLDMAN, SACHS & CO., as Holder of
Class X-1 Certificates representing
a 100.00% Percentage Interest in such Class

By:	/s/ Greg Finck
Name:	Greg Finck
Title:	Managing Director